EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned directors of HMN Financial, Inc., hereby constitute Bradley Krehbiel and Jon Eberle, as the true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below (i) a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on April 29, 2009 (Registration No. 333-158893) to disclose a material change in the plan of distribution for the common shares, par value $0.01 per share, of HMN Financial, Inc. (“Common Shares”) issuable in connection with the HMN Financial, Inc. 2009 Equity Incentive Plan registered under the Registration Statement, and (ii) any and all additional amendments, including post-effective amendments, supplements and exhibits to such Registration Statement; and generally to do all such things in our name and behalf in our capacities as officers and directors to enable HMN Financial, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Post-Effective Amendment No. 1 to the Registration Statement and any and all additional amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Hugh Smith	Chairman of the Board	May 26, 2017
Hugh Smith

/s/ Allen Berning	Director	May 26, 2017
Allen Berning

/s/ Michael Bue	Director	May 26, 2017
Michael Bue

/s/ Bernard Nigon	Director	May 26, 2017
Bernard Nigon

/s/ Wendy Shannon	Director	May 26, 2017
Wendy Shannon

/s/ Patricia Simmons	Director	May 26, 2017
Patricia Simmons

/s/ Mark Utz	Director	May 26, 2017
Mark Utz

/s/ Hans Zietlow	Director	May 26, 2017
Hans Zietlow